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                                                                   EXHIBIT 23(a)


                [WEINICK SANDERS LEVENTHAL & CO., LLP LETTERHEAD]




                 CONSENT OF WEINICK SANDERS LEVENTHAL & CO., LLP
                   (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)






We consent to the use in the Registration Statement of Corniche Group Incorporated on Form S-1 under the Securities Act of 1933 of our report dated January 28, 2000 (Except as to a portion of Note 8 (b) to which the date is February 15, 2000) and to the reference to our firm under the heading "Experts" in the Prospectus.







                                       /S/ WEINICK SANDERS LEVENTHAL & CO., LLP




New York, New York
October 2, 2000